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                                                               EXHIBIT 99.(d)(2)

                                                                August 28, 2000

Board of Directors
JRC Acquisition Corp.
301 Route 10 East
Whippany, New Jersey 07981

Ladies and Gentlemen:

We have been advised by you that JRC Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of L&LR, Inc. (the "Parent") is offering to purchase (the "Offer") all of the outstanding shares of common stock, par value $0.01 per share (the "Shares") of 800-JR CIGAR, Inc., a Delaware corporation (the "Company"), not already owned by Lewis I. Rothman, LaVonda M. Rothman and the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998 (collectively, the "Parent Stockholders"), at a price of $13.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and that certain Agreement and Plan of Merger, dated as of August 28, 2000, by and among the Purchaser, the Parent, the Parent Stockholders (for purposes of Section 6.10 thereof only) and the Company, copies of which have been provided to the undersigned.

We also understand from you that the Offer is conditioned upon receipt by the Purchaser of a bank loan (the "Loan") from a group of three lenders comprised of The Chase Manhattan Bank, Fleet Bank, N.A. and European American Bank (collectively, the "Lenders"). You have advised us that the Lenders will only provide the Loan to the Purchaser if the Trust f/b/o Shane Rothman u/a/d November 1, 1994, Lewis Rothman, Grantor, the Trust f/b/o Marni Rothman u/a/d November 1, 1994, Lewis Rothman, Grantor, the Trust f/b/o Samantha Rothman u/a/d November 1, 1994, Lewis Rothman, Grantor, and the Trust f/b/o Luke Rothman u/a/d November 1, 1994, Lewis Rothman, Grantor (collectively, the "Rothman Trusts") agree not to tender their Shares in the Offer.

Taking into account our fiduciary obligations as trustees of the Rothman Trusts, we have determined that it is in the best interests of the Rothman Trusts to refrain from participating in the Offer. We hereby agree that in our capacity as trustees of the Rothman Trusts we will not tender the Shares owned by the Rothman Trusts in the Offer, but will instead wait to receive the merger consideration, if any, to be paid to stockholders of the Company in the second-step merger of the Purchaser with and into the Company following the close of the Offer.

Very truly yours,

TRUST F/B/O SHANE ROTHMAN
U/A/D NOVEMBER 1, 1994

By: /s/ Lewis I. Rothman
   -----------------------------
   Name:  Lewis I. Rothman
   Title: Trustee

By: /s/ Lavonda M. Rothman
   -----------------------------


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   Name:  LaVonda M. Rothman
   Title: Trustee

By: /s/ Samuel Bornstein
   -----------------------------
   Name:  Samuel Bornstein
   Title: Special Trustee

TRUST F/B/O MARNI ROTHMAN
U/A/D NOVEMBER 1, 1994

By: /s/ Lewis I. Rothman
   -----------------------------
   Name:  Lewis I. Rothman
   Title: Trustee

By: /s/ Lavonda M. Rothman
   -----------------------------
   Name:  LaVonda M. Rothman
   Title: Trustee

By: /s/ Samuel Bornstein
   -----------------------------
   Name:  Samuel Bornstein
   Title: Special Trustee

TRUST F/B/O SAMANTHA ROTHMAN
U/A/D NOVEMBER 1, 1994

By: /s/ Lewis I. Rothman
   -----------------------------
   Name:  Lewis I. Rothman
   Title: Trustee

By: /s/ LaVonda M. Rothman
   -----------------------------
   Name:  LaVonda M. Rothman
   Title: Trustee

By: /s/ Samuel Bornstein
   -----------------------------
   Name:  Samuel Bornstein
   Title: Special Trustee

TRUST F/B/O LUKE ROTHMAN
U/A/D NOVEMBER 1, 1994

By: /s/ Lewis I. Rothman
   -----------------------------
   Name:  Lewis I. Rothman
   Title: Trustee

By: /s/ LaVonda M. Rothman
   -----------------------------
    Name:  LaVonda M. Rothman
    Title: Trustee


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By: /s/ Samuel Bornstein
   -----------------------------
   Name:  Samuel Bornstein
   Title: Special Trustee